SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 23, 2007

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 23, 2007, Ingram Micro Inc. (“Ingram Micro”) and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia, as administrative agent, Bank of America, N.A., as syndication agent, and various other lenders.  The Credit Agreement provides for a five-year $275 million revolving senior unsecured credit facility which may be increased up to $450 million, subject to certain conditions.  The credit facility replaces Ingram Micro’s previous $175 million revolving senior unsecured credit facility, which was scheduled to mature on July 29, 2008.

The interest rate on the new revolving senior unsecured credit facility is based on LIBOR, plus a predetermined margin that is based on Ingram Micro’s debt ratings and leverage ratio.  The Credit Agreement contains certain negative covenants, including restrictions on funded debt and interest coverage.  The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.  The new credit facility can also be used to support letters of credit.

The description of the provisions of the Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02   Termination of a Material Definitive Agreement.

On August 23, 2007, in connection with the execution and delivery of the new revolving senior unsecured credit facility discussed above, Ingram Micro terminated its $175 million revolving senior unsecured credit facility that was scheduled to mature on July 29, 2008 pursuant to a Credit Agreement dated July 29, 2005, as amended (the “2005 Credit Agreement”) among Ingram Micro, certain of its subsidiaries, The Bank of Nova Scotia, as administrative agent, ABN AMRO Bank N.V., as syndication agent and various other lenders.

The interest rate on the old revolving senior unsecured credit facility was based on LIBOR, plus a predetermined margin that was based on Ingram Micro’s debt ratings and leverage ratio.  The 2005 Credit Agreement contained certain customary representations and warranties, covenants and events of default.  Ingram Micro did not incur any material early termination penalties as a result of the termination of the old credit facility.

The description of the provisions of the 2005 Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the 2005 Credit Agreement, which is filed as Exhibit 10.1 to Ingram

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Micro’s Form 8-K filed on August 2, 2005 and incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated effective as of August 23, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	_/s/ Larry C. Boyd__________
Name:	Larry C. Boyd
Title:	Senior Vice President, Secretary and General Counsel

Date:   August 23, 2007

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